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                                                                   Exhibit d(2)

                              MANAGEMENT AGREEMENT

                      TT INTERNATIONAL U.S.A. FEEDER TRUST

                              TT Europe Mutual Fund

         MANAGEMENT AGREEMENT, dated as of February 6, 2001, by and between TT International U.S.A. Feeder Trust, a Massachusetts trust (the "Trust"), and TT International Investment Management (the "Manager"), a partnership formed under the laws of England and regulated in the conduct of investment business by the Investment Management Regulatory Organisation Limited ("IMRO").

                              W I T N E S S E T H:

         WHEREAS, the Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder and any exemptive orders thereunder, the "1940 Act"), and

         WHEREAS, the Trust wishes to engage the Manager to provide certain management services for the series of the Trust designated as TT Europe Mutual Fund (the "Fund"), and the Manager is willing to provide such management services for the Fund on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. Duties of the Manager. (a) The Manager shall act as the investment manager for the Fund and as such shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested, subject always to the restrictions of the Trust's Declaration of Trust, dated as of May 26, 2000, and By-Laws, as each may be amended from time to time (respectively, the "Declaration" and the "By-Laws"), the provisions of the 1940 Act, and the then-current Registration Statement of the Trust with respect to the Fund. The Manager shall also make recommendations as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Board of Trustees of the Trust at any time, however, make any definite determination as to investment policy applicable to the Fund and notify the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Manager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of securities, options, and futures contracts (including non-U.S. securities, options, and futures contracts) for the Fund's account with the brokers or dealers selected by it, and to that end the Manager is authorized as the agent of the Trust to give instructions to the custodian or any subcustodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In making purchases or sales of securities or other property for the account of the Fund, the Manager may deal with itself or with the Trustees of the Trust or the Trust's underwriter or distributor, to the extent such actions are permitted by the 1940 Act. In providing the services and assuming the obligations set forth herein, the Manager may employ, at its own expense, or may request that the Trust employ at the Fund's expense, one or more subadvisers; provided that in each case the Manager shall supervise the activities of each subadviser. Any agreement between the Manager and a subadviser shall be subject to the renewal, termination and amendment provisions applicable to this Agreement. Any agreement between the Trust on behalf of the Fund and a subadviser may be terminated by the Manager at any time on not more than 60 days' nor less than 30 days' written notice to the Trust and the subadviser.

         (b) The Manager is authorized, in its discretion, to select the broker/dealers through which transactions will be effected on behalf of the Fund and to establish the commissions or discounts to be paid for such transactions. The Trust, on behalf of the Fund, acknowledges and agrees that in selecting broker/dealers the Manager will consider a number of factors, including among others (i) commission rates; (ii) financial strength and stability; (iii) specialized knowledge concerning particular investment markets; (iv) experience in effecting transactions in particular markets on a prompt and cost-effective basis; (v) the value of investment research products and services that a broker may lawfully provide to assist the Manager in the exercise of its investment discretion; and (vi) ability to handle large volume transactions. The Trust, on behalf of the Fund, further acknowledges that it is the Manager's practice to negotiate with the broker/dealers that it employs on behalf of its clients standing commission rates for transactions in particular markets. Accordingly, transactions effected on behalf of the Fund will generally be effected on the basis of these standing commission rates, and the Manager will not negotiate commissions with broker/dealers on a separate basis for each transaction. As a result of the factors noted in this paragraph, transactions effected by the Manager on behalf of the Fund may not be effected at the lowest available commission rates.

         Transactions effected by the Manager on behalf of the Fund may generate soft commission payments that will be applied by the Manager to obtain various research products and services. The Trust, on behalf of the Fund, acknowledges that the Manager may pay a broker who provides research products or services commissions that are higher than the lowest available commissions that another broker might have charged if the Manager determines in good faith that the commissions are reasonable in relation to the value of the brokerage and research products and services provided. The Trust, on behalf of the Fund acknowledges and agrees that these research products and services may be used by the Manager for the benefit of some or all of the accounts managed by the Manager and not exclusively for the benefit of the Fund's account.

         (c) The Trust, on behalf of the Fund, acknowledges that it is the Manager's policy to exclude institutional accounts, such as the Fund's, from allocations of stock in initial public offerings or other "hot issues," unless the market capitalization of the issuer exceeds a minimum threshold determined by the Manager from time to time and the Manager otherwise determines participation to be appropriate. This policy is based on the Manager's judgment that companies with smaller market capitalizations are not suitable for accounts such as those of the Fund and that even larger initial public offerings may not be suitable for the Fund. The Trust, on behalf of the Fund, acknowledges that the Manager may allocate these investments to other accounts managed by the Manager, which may include accounts in which the Manager and its principals have investment or carried interests and acknowledges that as a result the Fund may not participate in short-term gains based upon post-issue appreciation in the value of "hot issues" even in cases where these opportunities may result, at least in part, from trading activity by the Fund.

         (d) The Manager has full authority to select and use counterparties other than the Trust's custodian for the purpose of executing foreign exchange transactions. The Trust hereby authorizes the Manager to enter into foreign exchange agreements with such counterparties as agent, and may execute transactions under the aforementioned agreements for, and on behalf of, the Fund. Notwithstanding that the Manager has entered into these transactions as agent, the Trust, on behalf of the Fund, remains principal to the transactions. Transactions executed in accordance with the aforementioned agreements will be subject to the terms and conditions of the International Foreign Exchange Master Agreement.

         (e) The Trust, on behalf of the Fund, acknowledges that the Manager will deal with the Trust and the Fund as Non-Private Customers, pursuant to the IMRO rules, and agrees that the management services to be provided hereunder will be provided on such basis. The Trust, on behalf of the Fund, further acknowledges and agrees that the Manager does not intend, as permitted by Chapter TWO Rule 1.7 of the IMRO rules, to make the disclosures referred to therein, unless otherwise required under the U.S. securities laws or regulations.

         2. Allocation of Charges and Expenses. The Manager shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 1 above. Except as provided in the foregoing sentence, it is understood that the Trust will pay from the assets of the Fund all of its own expenses allocable to the Fund including, without limitation, organization costs of the Fund; compensation of Trustees who are not "interested persons" of the Trust; governmental fees; interest charges; loan commitment fees; taxes; membership dues in industry associations allocable to the Trust; fees and expenses of independent auditors, legal counsel and any transfer agent, distributor, shareholder servicing agent, registrar or dividend disbursing agent of the Trust; expenses of issuing and redeeming shares of beneficial interest and servicing shareholder accounts; expenses of preparing, typesetting, printing and mailing prospectuses, statements of additional information, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to existing shareholders of the Fund; expenses connected with the execution, recording and settlement of security, option, and futures transactions; insurance premiums; fees and expenses of the custodian for all services to the Fund, including safekeeping of funds, securities, options, and futures and maintaining required books and accounts; expenses of calculating the net asset value of the Fund (including but not limited to the fees of independent pricing services); expenses of meetings of the Fund's shareholders; expenses relating to the registration and qualification of shares of the Fund; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust on behalf of the Fund may be a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

         3. Compensation of the Manager. For the services to be rendered and the facilities to be provided by the Manager hereunder, the Trust shall pay to the Manager from the assets of the Fund a management fee computed daily and paid monthly at an annual rate equal to the lesser of (i) 1.00% of the Fund's average daily net assets for the Fund's then-current fiscal year or (ii) the difference between 1.00% of the Fund's average daily net assets for the Fund's then-current fiscal year and the aggregate investment management fees allocated to the Fund for the Fund's then-current fiscal year from the portfolio(s) in which it invests of which the Manager is the manager. If the Manager provides services hereunder for less than the whole of any period specified in this Section 3, the compensation to the Manager shall be accordingly adjusted and prorated.

         4. Covenants of the Manager. The Manager agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's principal underwriter or distributor, as principals in making purchases or sales of securities, options, futures, or other property for the account of the Fund, except as permitted by the 1940 Act, will not take a long or short position in shares of beneficial interest of the Fund except as permitted by the Declaration, and will comply with all other provisions of the Declaration and By-Laws and the then-current Registration Statement applicable to the Fund relative to the Manager and its partners and officers. The Manager shall notify the Trust of any change in the partners of the Manager within a reasonable time after such change.

         5. Limitation of Liability of the Manager. The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of securities, options, or futures transactions for the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Section 5, the term "Manager" shall include partners, officers and employees of the Manager as well as the Manager itself.

         6. Activities of the Manager. The services of the Manager to the Fund are not to be deemed to be exclusive, the Manager being free to render investment advisory, administrative and/or other services to others. It is understood that Trustees, officers, and shareholders of the Trust are or may be or may become interested in the Manager, as partners, officers, employees, or otherwise and that partners, officers and employees of the Manager are or may become similarly interested in the Trust and that the Manager may be or may become interested in the Trust as a shareholder or otherwise.

         7. Duration, Termination and Amendments of this Agreement. This Agreement shall become effective as of the day and year first above written, shall govern the relations between the parties hereto thereafter and shall remain in force until August 31, 2002 on which date it will terminate unless its continuance after August 31, 2002 is "specifically approved at least annually"
(a) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Manager at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by "vote of a majority of the outstanding voting securities" of the Fund.

         This Agreement may be terminated at any time without the payment of any penalty by the Trustees or by the "vote of a majority of the outstanding voting securities" of the Fund, or by the Manager, in each case on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment."

         This Agreement may be amended only if such amendment is approved by the "vote of a majority of the outstanding voting securities" of the Fund (except for any such amendment as may be effected in the absence of such approval without violating the 1940 Act).

         The terms "specifically approved at least annually," "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested persons," when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

         Each party acknowledges and agrees that all obligations of the Trust under this Agreement are binding only with respect to the Fund; that any liability of the Trust under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of the Fund; and that no other series of the Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

         The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Declaration and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually.

         8. Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts. Each of the parties consents to the personal jurisdiction of the courts of Massachusetts for purposes of any proceedings relating to this Agreement and waives any objection to the convenience of such courts.

         9. Use of Name. The Trust hereby acknowledges that any and all rights in or to the names "TT" and "TT International" which exist on the date of this Agreement or which may arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Manager; that the Manager may assign any or all of such rights to another party or parties without the consent of the Trust; and that the Manager may permit other parties, including other investment companies, to use the words "TT" and "TT International" in their names. If the Manager, or its assignee, as the case may be, ceases to serve as the adviser and administrator of the Trust, the Trust hereby agrees to take promptly any and all actions which are necessary or desirable to change its name so as to delete the words "TT" and "TT International."

         10. Additional Acknowledgements. The Trust hereby acknowledges receipt of the Statement of Protection as required by United Kingdom regulations. The Trust further acknowledges (i) receipt of the chapter of the Manager's Compliance Manual relating to complaints procedures as well as a copy of an extract from the IMRO Rules concerning the Investment Ombudsman, (ii) that it has been made aware that the Investment Ombudsman's jurisdiction is limited to (pound)100,000 unless enlarged by the consent of the parties involved in the dispute at issue, and (iii) that this Management Agreement does not constitute such consent, which must be separately obtained.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


TT INTERNATIONAL U.S.A.                      TT INTERNATIONAL
FEEDER TRUST                                 INVESTMENT MANAGEMENT

By:  /s/ David Burnett                       By: /s/ David Burnett
     -----------------------------               ------------------------------

Title: President                            Title: Partner
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